Exhibit 99.1

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Unaudited Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2014 and 2013

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Amounts)

	September 30,	December 31,
	2014	2013
	(unaudited)

Assets

Current Assets
Cash and cash equivalents	$34,009	$21,152
Accounts receivable, net of allowance of $1,199 and $1,380, respectively	21,046	15,660
Deferred income taxes, net	4,495	5,182
Prepaid expenses and other current assets	2,357	2,808

Total Current Assets	61,907	44,802

Property and Equipment, net	16,690	13,688

Goodwill	71,260	71,260

Intangible Assets, net	23,477	27,762

Other Long-Term Assets	2,398	3,094

Total Assets	$175,732	$160,606

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$1,820	$1,870
Accrued liabilities	22,295	19,608
Current portion of long-term debt	1,875	1,875

Total Current Liabilities	25,990	23,353

Deferred income taxes, net	9,184	9,184
Long-term debt, net of discount	85,384	86,647

Total Liabilities	120,558	119,184

Commitments and Contingencies

Stockholders' Equity
Common stock, $0.001 par value, 500,000 shares authorized 112,264 shares issued and outstanding at September 30, 2014 and December 31, 2013	-	-
Additional paid-in capital	116,171	115,104
Accumulated deficit	(60,997)	(73,682)

Total Stockholders' Equity	55,174	41,422

Total Liabilities and Stockholders' Equity	$175,732	$160,606

See accompanying notes to condensed consolidated financial statements.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Unaudited Condensed Consolidated Statements of Operations

(In Thousands)

Nine Months Ended September 30,	2014	2013

Net Revenues	$150,720	$117,459

Operating Expenses
Salaries and benefits	88,990	78,225
Insurance	1,175	1,202
General and administrative	24,514	20,702
Depreciation and amortization	8,849	7,238
Loss on impairment and disposal of property and equipment	-	477

Total Operating Expenses	123,528	107,844

Income from Operations	27,192	9,615

Interest Expense	4,805	1,361

Income Before Income Taxes	22,387	8,254

Income Tax Expense	9,702	4,387

Net Income	$12,685	$3,867

See accompanying notes to condensed consolidated financial statements.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Unaudited Condensed Consolidated Statement of Stockholders’ Equity

For the Nine Months Ended September 30, 2014

(In Thousands, Except Share Amounts)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2013	112,264	$-	$115,104	$(73,682)	$41,422

Stock-based compensation	-	-	1,067	-	1,067
Net income	-	-	-	12,685	12,685

Balance, September 30, 2014	112,264	$-	$116,171	$(60,997)	$55,174

See accompanying notes to condensed consolidated financial statements.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Unaudited Condensed Consolidated Statements of Cash Flows

(In Thousands)

Nine Months Ended September 30,	2014	2013

Cash Flows from Operating Activities
Net income	$12,685	$3,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,849	7,238
Deferred financing fee amortization	291	-
Amortization of debt discount	143	143
Change in deferred income taxes	687	4,387
Stock-based compensation	1,067	846
Provision for bad debts	776	1,664
Loss on impairment and disposal of property and equipment	-	477
Changes in operating assets and liabilities:
Accounts receivable	(6,162)	4,729
Prepaid expenses and other current assets	452	1,574
Other long-term assets	408	9
Accounts payable	(50)	(990)
Accrued liabilities	2,685	(2,188)

Net Cash Provided by Operating Activities	21,831	21,756

Cash Flows from Investing Activities
Purchases of property and equipment, including internal-use software development	(7,558)	(6,183)
Purchases of intangible assets	(10)	-

Net Cash Used in Investing Activities	(7,568)	(6,183)

Cash Flows from Financing Activities
Payments on long-term debt	(1,406)	(750)

Net Cash Used in Financing Activities	(1,406)	(750)

Net Increase in Cash and Cash Equivalents	12,857	14,823
Cash and Cash Equivalents, beginning of period	21,152	7,393

Cash and Cash Equivalents, end of period	$34,009	$22,216

Supplemental Disclosure of Cash Flow Information
Interest paid	$4,661	$93
Income taxes paid, net	$8,919	$359

See accompanying notes to condensed consolidated financial statements.

 CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

1.	Organization and Nature of Operations

CCHN Group Holdings, Inc., (“Group Holdings” or, collectively with its subsidiaries and affiliates, the “Company”) is a Delaware corporation and affiliate of a privately owned investment firm that was formed in August 2011 for the purpose of acquiring Community Care Health Network, Inc. (“CCHN,” a Delaware corporation doing business as Matrix Medical Network) and its subsidiaries and affiliates (collectively “Matrix Medical Network” or “Matrix”). Matrix was acquired on September 27, 2011, at which time the Company commenced operations. Matrix Medical Network is a national healthcare company that provides health-risk member management services to health plans throughout the country, including both medical management and revenue support.

Matrix Medical Network consists of physician and nurse practitioner groups providing care to geriatric patients. Utilizing a nationwide network of physicians and nurse practitioners, Matrix’s clinical assessment business provides targeted health-risk member management services and revenue support to health plans. Matrix Medical Network also offers technology-based physician bulletin products for health plans and medical groups.

2.	Summary of Significant Accounting Policies

Interim Consolidated Financial Statements

The accompanying interim consolidated financial statements and related disclosures are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) on the same basis as the audited consolidated financial statements for the year ended December 31, 2013 and, in the opinion of management, include all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of September 30, 2013 and its results of operations, and cash flows for the nine months ended September 30, 2014 and 2013. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014 or any other future periods. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2013.

Principles of Consolidation

The condensed consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and include the accounts of CCHN and its consolidated wholly-owned subsidiaries and its affiliates.

Wholly-owned subsidiaries:

●	CCHN Holdings, Inc.
●	Community Care Health Network, Inc.
●	Mission Medical Group of Alabama, L.L.C.
●	Mission Medical Group of Louisiana, L.L.C.
●	Matrix Medical Network of Arizona, L.L.C.
●	Matrix Medical Network of Colorado, L.L.C.
●	Matrix Medical Network of Florida, L.L.C.
●	Matrix Medical Network of Georgia, L.L.C.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

●	Matrix Medical Network of Kentucky, L.L.C.
●	Matrix Medical Network of Missouri, L.L.C.
●	Matrix Medical Network of Nevada, L.L.C.
●	Matrix Medical Network of New Mexico, L.L.C.
●	Matrix Medical Network of Oklahoma, L.L.C.
●	Matrix Medical Network of Oregon, L.L.C.
●	Matrix Medical Network of Utah, L.L.C.
●	Matrix Medical Network of Virginia, L.L.C.
●	Matrix Medical Network of Washington, L.L.C.
●	MMNRA, L.L.C.
●	Votiva Health, L.L.C.
●	Ascender Software, Inc.

Affiliated entities – the following entities are affiliated through contractual relationships with CCHN:

●	Mission Medical Group, P.A.
●	Mission Medical Group of Kansas, P.A.
●	Matrix Medical of New York, P.C.
●	Matrix Medical Network of Arkansas, P.A.
●	Matrix Medical Network of Indiana, P.C.
●	Matrix Medical Network of Kansas, P.A.
●	Matrix Medical Network of Michigan, P.C.
●	Matrix Medical Network of New Jersey, P.C.
●	Matrix Medical Network of North Carolina, P.C.
●	Matrix Medical Network of Tennessee, P.C.
●	Matrix Medical Network of West Virginia, P.C.
●	Matrix Medical Network of Wisconsin, S.C.
●	Regional Physician Services of California, P.C.
●	Regional Physician Services Connecticut, P.C.
●	Regional Physician Services Florida, P.C.
●	Regional Physician Services of Idaho, P.C.
●	Regional Physician Services of Illinois, P.C.
●	Regional Physician Services of Massachusetts, P.C.
●	Regional Physician Services of Minnesota, P.C.
●	Regional Physician Services of Ohio, P.C.
●	Regional Physician Services Pennsylvania, P.C.
●	Regional Physician Services Rhode Island, P.C.
●	Regional Physician Services South Carolina, P.C.
●	Regional Physician Services Tennessee, P.C.
●	Regional Physician Services of Texas, P.C.
●	Regional Physician Services New York, P.C.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

The affiliated entities operate in states that have statutory requirements regarding legal ownership of operating entities by a licensed medical practitioner. Accordingly, each affiliate entity has a contractual relationship with the Company whereby the Company provides management and other services for these affiliates. The Company has entered into license, service and redemption agreements with the affiliates and the shareholders of the affiliates. The Company may terminate the license, service or employment agreement with or without cause upon written notice to the affiliated entity and/or shareholder subject to certain time requirements generally less than 90 days. Upon termination, the shareholder shall surrender the stock and the status of the physician as a shareholder shall be deemed to have terminated and shall have no further ownership in the Company. The surrender of the stock by the shareholder will be exchanged for a nominal amount as specified in the redemption agreement. As such, and in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 810-10-05, “Consolidation of Entities Controlled by Contract,” the affiliated entities are being presented on a consolidated basis as the Company meets the requirements to consolidate, specifically the controlling financial interest provisions.

All intercompany accounts and transactions, including those between the Company and its subsidiaries and the affiliated entities, are eliminated in consolidation.

Revenue Recognition

The Company contracts with health plans to provide clinical assessments for their Medicare Advantage members that meet certain pre-determined criteria as defined by the providers. An assessment is a comprehensive physical examination of an individual performed by one of the Company’s physicians or nurse practitioners. The Medicare Advantage clients for whom the Company performs these examinations use the assessment reports to impact care management of the Medicare Advantage member and properly report the cost of care of those members. Revenue is recognized in the period in which the services are rendered.

The Company contracts directly with health plans and offers care management and quality measure software for customer use. This is paid through license fees, which are set out in contracts, and billed monthly. Revenue is recognized in the period in which the services are rendered.

Concentration of Credit Risk

For the nine months ended September 30, 2014, two health plans made up approximately 50% of net revenues. No other health plan represented more than 10% of net revenues. Accounts receivable from these health plans at September 30, 2014 were approximately 50% of total accounts receivable.

For the year ended December 31, 2013, two health plans made up approximately 41% of net revenues. No other health plan represented more than 10% of net revenues. Accounts receivable from these health plans at December 31, 2013 were approximately 45% of total accounts receivable.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates. The most significant assumptions and estimates underlying these condensed consolidated financial statements and accompanying notes involve patient and other revenues and receivables, allowances for contractual discounts and uncollectible accounts, long-lived assets, goodwill impairment, accounting for income taxes, insurance reserves, fair value estimates and share-based payments.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. At September 30, 2014 and December 31, 2013, respectively, the Company had $33,759 and $20,902 of interest bearing and non-interest bearing cash balances with JP Morgan Chase, N.A. that exceed federally insured limits.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is maintained at a level that, in management’s opinion, is adequate to absorb potential losses related to accounts receivable. The allowance for doubtful accounts is based upon management’s continuous evaluation of the collectability of outstanding receivables. Management’s evaluation takes into consideration historical collection experience, the customer’s ability to meet its financial obligations to the Company, and the length of time the trade receivables are past due. The allowance is based on estimates and ultimate losses may vary from current estimates. As adjustments to these estimates become necessary, they are reported in earnings in the periods that they become known. The allowance is increased by bad debt provisions charged to operating expense and reduced by direct write-offs, net of recoveries.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation, and are depreciated using the straight-line method over the following estimated useful lives of the related assets.

Useful Life

Computer equipment	3 – 5 years
Computer software	3 – 5 years
Office equipment	5 years
Furniture and fixtures	5 – 10 years
Leasehold improvements	Shorter of asset’s useful life or lease term

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized. For items that are disposed, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the condensed consolidated statements of operations.

In accordance with ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets”, the Company evaluates the carrying amount of its property and equipment whenever changes in circumstances or events indicate that the value of such assets may not be fully recoverable. An impairment loss is recorded when the sum of the undiscounted future cash flows is less than the carrying amount of the asset and is measured as the amount by which the carrying amount of the asset exceeds its fair value.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

The Company recognized $0 and $477 of loss on impairment and disposal of property and equipment for the nine months ended September 30, 2014 and 2013, respectively.

Software Development Costs

The Company capitalizes certain development costs incurred in connection with its internal use software in accordance with ASC 350-40, “Internal-Use Software”. The costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. Internal use software is included as a component of property and equipment and amortization begins when the computer software is ready for its intended use. Internal use software is amortized on a straight-line basis over the estimated useful lives of the related software applications, which is generally three to five years.

During the nine months ended September 30, 2014 and 2013, $5,961 and $3,958, respectively, was capitalized as internally developed software, which is a component of computer software included in property and equipment.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of tangible net assets of acquired businesses after amounts are allocated to other intangible assets.

In accordance with ASC 350-20, “Intangibles – Goodwill and Other”, the Company evaluates goodwill for impairment on an annual basis and on an interim basis should events and circumstances warrant. To test for impairment, the Company first performs a qualitative assessment of relevant circumstances and events to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying value, including goodwill. If it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying value, then the Company would perform the two step goodwill impairment test. Step one is carried out by comparing the fair value of a reporting unit containing the goodwill with its carrying amount, including the goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired. However, if the carrying amount exceeds the fair value, the Company performs step two of the test, which compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. The excess carrying amount of the goodwill is considered impaired and an impairment loss is recorded.

Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

Other Intangible Assets

Other intangible assets primarily consist of customer relationships, developed software technology, trade name and trademarks acquired in business combination transactions and are amortized over their estimated useful lives using a straight-line method.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

In accordance with ASC 360-10-35, “Impairment or Disposal of Long-Lived Assets”, the Company evaluates the carrying amount of its intangible long-lived assets whenever changes in circumstances or events indicate that the value of such assets may not be fully recoverable. An impairment loss is recorded when the sum of the undiscounted future cash flows is less than the carrying amount of the asset and is measured as the amount by which the carrying amount exceeds its fair value.

Operating Leases

The Company has certain operating leases for its vehicle fleet and its administrative facilities and office equipment in California, Arizona and Florida. Leases that do not transfer substantially all benefits and risks of ownership to the Company or meet any of the other criteria for capitalization are classified as operating leases. These lease payments are recognized as an expense on a straight-line basis over the lease term.

Acquisitions

ASC 805, “Business Combinations”, establishes principles and requirements for how an acquirer in a business combination: (i) recognizes and measures the identifiable assets acquired, the liabilities assumed, and any non-controlling interests in the acquiree; (ii) recognizes and measures the goodwill acquired in a business combination or gain from a bargain purchase; and (iii) determines what information to disclose to enable financial statement users to evaluate the nature and financial effects of the business combination. In accordance with this standard, the Company estimates the fair value of any contingent consideration transferred as of the acquisition date. The asset or liability is subsequently measured at fair value at each reporting date and any changes are reflected in the condensed consolidated income statements.

Deferred Financing Costs

Deferred financing costs are amortized to interest expense using the straight-line method over the terms of the related debt. For the nine months ended September 30, 2014 and 2013, respectively, the Company recognized interest expense of $291 and $0 from the amortization of deferred financing costs. Unamortized deferred financing costs are $1,584 and $1,874 at September 30, 2014 and December 31, 2013, respectively, and are included in other current and long-term assets.

Defined Contribution Plans

The Company maintains defined contribution plans (the “Plans”), for the benefit of eligible employees under the provision of Section 401(k) of the U.S. Internal Revenue Code. The Company provides matching contributions that vest over 3 years. Unvested matching contributions are forfeitable upon employee termination. Employee contributions are fully vested and non-forfeitable. The assets of the Plans are held separately from those of the Company and are independently managed and administered.

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in its condensed consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law or rates.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

The Company reviews its filing positions for all open tax years in all U.S. federal and state jurisdictions where the Company is required to file for uncertain tax positions. The Company recognizes a liability for each uncertain tax position at the amount estimated to be required to settle the issue. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company did not recognize any liability related to uncertain tax provisions at September 30, 2014 or December 31, 2013.

 Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. In accordance with ASC 718, equity-based compensation cost is measured at the grant date based on the fair value of the award.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock-based awards. The assumptions for expected terms were determined using the simplified method outlined in Staff Accounting Bulletin No. 110. The risk-free interest rate is based on the U.S. Treasury rates at the grant date with maturity dates approximately equal to the expected term at the grant date. The historical volatility of a representative group of peer companies’ stock is used as the basis for the volatility assumption.

Management Fees

CCHN charges each entity affiliated through contractual relationship a monthly management fee for the administrative services provided by CCHN. The management fees charged by CCHN are eliminated upon consolidation.

In connection with the acquisition of Matrix Medical Network in 2011, the Company entered into a ten year management services agreement with an affiliate of its majority shareholder. Under the terms of the agreement, the Company prepaid a management fee of $2,500 which was recorded as a prepaid expense and is being amortized over a term of 5 years. The unamortized portion of the management fee of $968 was fully expensed on October 23, 2014 with the sale of CCHN to an unaffiliated third party on that date (see Note 11).

Segment Information

ASC 280, “Segment Reporting,” establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group (“CODM”), in deciding how to allocate resources and in assessing performance. The Company operates only one material reportable segment. The Company derives substantially all its revenues from activities in the United States and holds substantially all its long-lived assets in the United States.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers: Topic 606” (“ASU 2014-09”). The amendments in ASU 2014-09 affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in ASC 605, “Revenue Recognition,” and most industry-specific guidance, and creates ASC 606, “Revenue from Contracts with Customers.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

For nonpublic entities, this ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Three basic transition methods are available: full retrospective, retrospective with certain practical expedients, and a cumulative effect approach. A nonpublic entity may elect to apply the guidance in this ASU early with certain restrictions. The Company is currently evaluating the impact ASU 2014-09 will have on its consolidated financial statements and has not yet determined the method by which we will adopt the standard in 2018.

Reclassification of Prior Year Presentation

The presentation of certain prior year balances have been reclassified to conform to the current year presentation. These reclassifications had no material impact to the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows.

3.	Acquisition

In August 2012, the Company acquired all outstanding shares of Ascender Software, Inc. for $4,756 of cash consideration plus future consideration (“earn out payments”) equal to $2,500 (as defined in the purchase agreement). The earn out payments are contingent upon continued employment by two prior owners of Ascender for a period of one year from the purchase date and all scheduled earn out payments were paid in 2013. The Company recorded $0 and $1,616 of compensation expense related to earn out payments for the nine months ended September 30, 2014 and 2013, respectively. At September 30, 2014 and December 31, 2013, no earn out compensation is included in accrued liabilities in the condensed consolidated balance sheets. The Company also assumed liabilities totaling $152 in the acquisition. Acquisition related costs of $307 were expensed in 2012.

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CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

4.	Property and Equipment

Property and equipment at September 30, 2014 and December 31, 2013 consisted of the following:

	September 30,	December 31,
	2014	2013
	(Unaudited)

Computer equipment	$4,228	$3,282
Computer software	22,939	15,741
Office equipment	164	97
Furniture and fixtures	1,445	1,179
Leasehold improvements	886	715
Work in process	773	656
	30,435	21,670
Accumulated depreciation	(13,745)	(7,982)

Property and Equipment, Net	$16,690	$13,688

Depreciation expense on property and equipment was $4,556 and $2,634 for the nine months ended September 30, 2014 and 2013, respectively.

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CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

5.	Goodwill and Other Intangible Assets

Goodwill totals $71,260 at September 30, 2014 and December 31, 2013. There have been no goodwill impairment charges recognized during the nine months ended September 30, 2014 or 2013.

Other intangible assets subject to amortization are included in other long-term assets in the condensed consolidated balance sheet and consisted of the following at September 30, 2014:

September 30, 2014 (unaudited)	Gross Carrying Amount	Accumulated Amortization	Impairment	Net

Customer relationships	$32,222	$(13,908)	$-	$18,314
Trade name & trademarks	7,223	(2,804)	-	4,419
Developed technologies	1,210	(509)	-	701
Non-compete agreements	120	(120)	-	-
Patents	45	(2)	-	43

	$40,820	$(17,343)	$-	$23,477

Other intangible assets subject to amortization are included in other long-term assets in the condensed consolidated balance sheet and consisted of the following at December 31, 2013:

December 31, 2013	Gross Carrying Amount	Accumulated Amortization	Impairment	Net

Customer relationships	$33,412	$(10,676)	$(988)	$21,748
Trade name & trademarks	7,223	(2,127)	-	5,096
Developed technologies	1,210	(327)	-	883
Non-compete agreements	120	(120)	-	-
Patents	35	-	-	35

	$42,000	$(13,250)	$(988)	$27,762

Other intangible assets are amortized using a straight-line method over the following useful lives.

Useful Life
Customer relationships	2 - 7 years
Trade name & trademarks	2 - 8 years
Developed technologies	5 years
Non-compete agreements	1 year
Patents	20 years

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

For the nine months ended September 30, 2014 and 2013, the Company recognized amortization expense related to other intangible assets of $4,293 and $4,604, respectively.

At September 30, 2014, estimated future amortization expense of the intangible assets with finite lives is as follows for each of the fiscal years ending December 31:

	Customer Relationships	Trade Name and Trademarks	Developed Technologies	Patents	Total Amortization

2014	$1,145	$225	$61	$1	$1,432
2015	4,578	901	242	2	5,723
2016	4,578	891	242	2	5,713
2017	4,578	874	156	2	5,610
2018	3,435	874	-	2	4,311
Thereafter	-	654	-	34	688

	$18,314	$4,419	$701	$43	$23,477

6.	Accrued Liabilities

Accrued liabilities consist of the following:

	September 30,	December 31,
	2014	2013
	(Unaudited)

Salaries, payroll taxes and benefits	$8,031	$7,518
Accrued interest	820	1,108
Accrued bonuses	5,520	6,465
Other accruals	7,924	4,517

Accrued Liabilities	$22,295	$19,608

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CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

7.	Short-Term Borrowings and Long-Term Debt

Long-term debt consists of the following:

	September 30,	December 31,
	2014	2013
	(Unaudited)

Senior Note	$15,000	$15,000
Term Loan	73,594	75,000

	88,594	90,000
Unamortized discount on note	(1,335)	(1,478)

	87,259	88,522
Less: Current portion of long-term debt	1,875	1,875

Long-term debt	$85,384	$86,647

In October 2013, the Company entered into a credit agreement with a lender that governs a $75,000 term loan (“Term Loan”) and a $15,000 revolving line of credit (“RLOC”), (collectively, the “Credit Agreement”). The RLOC includes a $5,000 letter of credit facility. The Credit Agreement matures on October 29, 2018, is guaranteed by Holdings and is secured by substantially all the assets of the Company and Holdings. Additionally, the Credit Agreement contains several affirmative, negative and financial covenants. The Company was in compliance with all affirmative, negative and financial covenants as of September 30, 2014.

The Term Loan has a variable interest rate, based on the lender’s prime rate or LIBOR rate plus applicable margin. Interest rate elections are made periodically by the Company and subject to an interest rate floor. Interest payments are due the earlier of the last day of an interest period or every 3 months. Principal payments are due quarterly with all unpaid principal and interest due on October 29, 2018. Annual mandatory principal repayments are required from the Company’s excess cash flow, as defined in the Credit Agreement, beginning with the fiscal year ending December 31, 2014. The interest rate was 5.5% at September 30, 2014 and the Company recognized interest expense of $3,152 related to the Term Loan for the nine months ended September 30, 2014. The outstanding Term Loan balance was $73,594 at September 30, 2014, and $67 of interest is included in accrued liabilities at September 30, 2014.

Advances on the RLOC have a variable interest rate that is based on the lender’s prime rate or LIBOR plus applicable margin. Interest rate elections are made periodically by the Company and subject to an interest rate floor. Interest-only payments are due the earlier of the last day of an interest period or every 3 months with all unpaid principal and interest due October 29, 2018. Additionally, the RLOC is subject to an unused line fee of 0.5% on the unused portion of the RLOC. There is a $1,225 letter of credit outstanding under the RLOC at September 30, 2014 issued as security for the Company’s workers’ compensation insurance carrier. Letters of credit are subject to a quarterly fee equal to 4.5% per annum of the undrawn face amount of each letter of credit. The Company recognized $94 of interest expense related to the RLOC for the nine months ended September 30, 2014. There are no amounts outstanding under this RLOC at September 30, 2014.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

In connection with securing the Credit Agreement, the Company incurred $1,939 of loan origination costs, which are recorded as deferred financing costs and amortized over the life of the Credit Agreement. The Company recognized interest expense of $291 from the amortization of deferred financing costs during the nine months ended September 30, 2014. Unamortized deferred financing cost is $1,584 and $1,874 at September 30, 2014 and December 31, 2013, respectively, and is included in other current and long-term assets on the condensed consolidated balance sheets.

Prior to the October 2013 financing arrangement, the Company had a credit agreement with a national bank that governed a $10,000 revolving line of credit (“Prior LOC”) and a $5,000 term loan (“Prior Term Loan”) with interest at the bank’s prime rate or LIBOR plus a separate applicable margin for the Prior LOC and Prior Term Loan. Borrowings under the Prior LOC and Prior Term Loan were secured by the Company’s accounts receivable. All amounts due under the Prior LOC and Prior Term Loan were paid in full in October 2013. The Company recognized interest expense related to the Prior LOC and Prior Term Loan of $0 and $236, respectively, for the nine months ended September 30, 2013.

Proceeds from the Term Loan were used to retire outstanding bank debt, pay a shareholder dividend and pay management bonuses.

In September 2011, the Company, through a wholly owned subsidiary, issued an unsecured $15,000 Senior Note due September 27, 2021 (“Senior Note”). The Company received proceeds of $13,093, net of original issuance discount. Interest is accrued at 10% per annum and payable semi-annually in arrears on September 30 and March 31 of each year commencing on March 31, 2012, with principal due on September 27, 2021. Partial or full payment of principal may be accelerated upon the occurrence of certain events, such as a change of control. The Company was in compliance with all applicable covenants as of September 30, 2014.

In connection with the Senior Note, the original issue discount of $1,907 was recognized as a debt discount (reduction in long-term debt) and is being amortized over the life of the note. The Company recognized interest expense related to the amortization of the discount of $143 for the nine months ended September 30, 2014 and 2013.

At September 30, 2014, annual maturities of long-term debt during the next five years are as follows:

Years ending December 31,

2014	$469
2015	1,875
2016	3,750
2017	3,750
2018	63,750
Thereafter	15,000

Total payments	$88,594

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

8.	Income Taxes

The components of the Company’s income tax provision are as follows:

Nine Months Ended September 30,	2014	2013

Federal	$7,963	$7,804
State	1,739	(3,417)

Total Income Tax Provision	$9,702	$4,387

The primary difference between the federal statutory income tax rate and the Company’s effective tax rate is due to state income taxes and permanent items such as meals and entertainment expenses and transaction costs that are non-deductible for tax.

9.	Stock Options

The Company’s 2011 Stock Option Plan ("2011 Plan") provides for grants of options as equity based incentive awards as determined by the compensation committee of the Board of Directors to encourage employees to participate in the Company's long-term success. The 2011 Plan allows for the issuance of the options at a price equal to the fair market value at the date of grant to purchase up to 24,627 shares of common stock. The options expire ten years from the date of grant. In 2014, 2013 and 2012, the Company granted stock options under the 2011 Plan. Of those options granted, half contain time-based vesting provisions and the other half contain a performance-based criteria that provide for vesting only upon meeting certain performance criteria or upon a change of control. Time-based options also provide for immediate vesting upon a change of control. All the options vested upon consummation of the sale of the Company on October 23, 2014 (see Note 11) and the Company recorded an expense of $10,335 related stock-based compensation on that date.

The Company recognizes expense associated with stock options based on the grant-date fair value of the instruments, net of forfeitures and amortizes the value of each time-based award on a straight-line basis using a period equal to the vesting period starting on the service inception date. The Company issued performance-based options with an aggregate grant-date fair value (net of estimated forfeitures) of $888 and $761 during the nine months ended September 30, 2014 and 2013. No stock-based compensation expense has been recognized through September 30, 2014 relating to any options that contain a performance-based criteria.

The grant-date fair value was determined using the Black-Scholes option-pricing model with the following weighted average assumptions:

Nine Months Ended September 30,	2014	2013

Expected volatility	58%	58%
Expected dividends	None	None
Expected term (years)	6.25	6.25
Risk-free rate of return	1.8% to 2.0%	1.1% to 1.4%
Forfeiture rate	20%	20%

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

The volatility used was based on historical volatility of a representative sample of publicly traded peers of the Company, which management considers the best estimate of the Company’s future volatility. The risk free interest rate was determined based on U.S. Treasury securities with maturities equal to the expected term of the underlying award. The expected term was determined based on the simplified method. The Company utilized an estimated forfeiture rate of 20% based on historical and expected forfeiture rates pertaining to such individuals.

Stock option activity for the nine months ended September 30, 2014 is as follows:

Stock Options	Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Terrm

Outstanding, December 31, 2013	23,637	$1,010
Granted	4,394	907
Exercised	-	-
Cancelled	(1,162)	-

Outstanding, September 30, 2014	26,869	$994	8.3
Exercisable, September 30, 2014	7,224	$1,004	7.9

Stock option activity for the nine months ended September 30, 2013 is as follows:

Stock Options	Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term

Outstanding, December 31, 2012	20,816	$1,000
Granted	3,519	1,000
Exercised	-	-
Cancelled	(2,093)	-

Outstanding, September 30, 2013	22,242	$1,000	8.8
Exercisable, September 30, 2013	4,998	$1,000	8.9

The weighted average fair value for options granted during the nine months ended September 30, 2014 and 2013 was $541 and $506, respectively.

The Company recognized an aggregate of $1,067 and $846 of stock-based compensation expense for the nine months ended September 30, 2014 and 2013, respectively. As of September 30, 2014, the Company expects to recognize $2,749 of stock based compensation relating to time-based options for an outstanding weighted average period of 2.3 years.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

10.	Commitments and Contingencies

Operating Leases

The Company leases office space in Arizona, California and Florida under operating leases that expire through 2019. These leases contain rent escalation clauses that have been factored into determining rent expense on a straight-line basis over the lease term. Rent expense under these leases totaled $1,232 and $1,064 for the nine months ended September 30, 2014 and 2013, respectively.

The Company also leases various office equipment leases with lease terms expiring through 2016. Lease expense for these leases totaled $51 and $75 for the nine months ended September 30, 2014 and 2013, respectively.

In September 2012, the Company entered into a master lease agreement with a fleet service company for vehicles to be operated by the Company’s nurse practitioners. This agreement has a base term of one year and will continue indefinitely thereafter until canceled or terminated by either party. The minimum lease term for each vehicle is 367 days, beginning on the Company’s acceptance of the vehicle. Thereafter, the lease term may be renewed monthly for the lesser of the maximum lease term (up to 96 months) or the amortization term set in the respective vehicle order. Lease expense for the fleet lease totaled $2,075 and $1,526 for the nine months ended September 30, 2014 and 2013, respectively.

At September 30, 2014, the approximate future minimum rental payments under the non-cancelable operating leases for the years ending December 31, are as follows:

Years ending December 31,

2014	$843
2015	2,774
2016	1,897
2017	859
2018	244
Thereafter	84

Total payments	$6,701

Severance Agreements

The Company has entered into employment and termination agreements with key personnel that obligate the Company for salary continuation upon termination without cause. The Company had $65 and $497 in accrued severance costs at September 30, 2014 and December 31, 2013, respectively. For the nine months ended September 30, 2014 and 2013, the Company incurred $139 and $1,026 in expense, respectively.

Bonus Incentive Plan

The Company has a bonus incentive plan available for certain managers and executives of the Company. The bonus incentive plan is based on the financial results of the Company, which include certain benchmark thresholds that are determined annually to establish a baseline pool of the amounts to be distributed to the eligible participants. If the Company does not meet the requirements, as defined annually by the Board, no baseline pool would be established for distribution. Further, the distribution of the bonus amounts is based at least in part on the individual performance of the eligible participants. At September 30, 2014 and December 31, 2013, the Company had approximately $5,520 and $6,465, respectively, in accruals under the bonus incentive plan.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

Laws and Regulations

The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, Medicare and Medicaid fraud and abuse, false claims, and disguised payments in exchange for the referral of patients. Government activity has continued with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare service providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Compliance with such laws and regulations can be subject to future government review and interpretations.

The Health Insurance Portability and Accountability Act (“HIPAA”) was enacted on August 21, 1996, to ensure health insurance portability, reduce healthcare fraud and abuse, guarantee security and privacy of health information, and enforce standards for health information. Effective August 2009, the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) was introduced imposing notification requirements in the event of certain security breaches relating to protected health information. Organizations are required to be in compliance with HIPAA provisions and are subject to significant fines and penalties if found not to be compliant with the provisions outlined in the regulations.

Legal

The Company is party to various legal actions arising in the ordinary course of business. The Company believes that potential liability, if any, under these claims will not have a material adverse effect on the consolidated financial position, results of operations, or cash flows.

Insurance

The Company has a large deductible workers’ compensation plan (in all states except Ohio and Washington where workers’ compensation is covered under a premium-only policy by a state-funded workers’ compensation system). Determining reserves for losses involves significant judgments based upon the Company’s experience and expectations of future events, including projected settlements for pending claims, known incidents which may result in claims, estimates of incurred but not yet reported claims, estimated litigation costs and other factors. Since these reserves are based on estimates, actual expenses may differ from the amount reserved. The Company has $608 and $460 of estimated workers’ compensation plan losses included in accrued liabilities at September 30, 2014 and December 31, 2013, respectively.

CCHN Group Holdings, Inc.

dba Matrix Medical Network

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in Thousands, Except Share Amounts and Per Share Data)

11.	Subsequent Events

The Company has evaluated all subsequent events that occurred after the condensed consolidated balance sheet date through December 5, 2014, which represents the date the condensed consolidated financial statements were available to be issued.

On October 23, 2014, the shareholders of Group Holdings sold all outstanding shares of the Company to a national healthcare company in exchange for cash and stock consideration. In connection with the transaction, the Company’s Senior Note and Term Loan was paid in full.